UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

Tableau Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35925	47-0945740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

837 North 34th Street, Suite 200 Seattle, Washington	98103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 633-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 19, 2016, the Board of Directors (the “Board”) of Tableau Software, Inc. (the “Company”) appointed Hilarie Koplow-McAdams to serve as a Class II director of the Company until the Company’s 2018 Annual Meeting of Stockholders and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal.

In accordance with the Company’s compensation program for non-employee directors, Ms. Koplow-McAdams is entitled to receive a $40,000 annual retainer for her service on the Board and may receive additional cash amounts for service on any committees of the Board. In connection with her election to the Board, pursuant to the Company’s 2013 Equity Incentive Plan, as amended (the “2013 Plan”), Ms. Koplow-McAdams is entitled to receive restricted stock units covering a number of shares of the Company’s Class A common stock equal to (x) $350,000 divided by (y) the 45-day trailing average closing sales price of the Company’s Class A common stock, rounded up to the nearest whole share (the “Initial RSU”). The Initial RSU vests at the rate of 25% on the one-year anniversary of the date of grant and quarterly thereafter over the remaining three years, subject to her continued service to the Company, provided that upon a change in control, as defined in the 2013 Plan, vesting will accelerate in full.

There is no arrangement or understanding between Ms. Koplow-McAdams and any other person pursuant to which Ms. Koplow-McAdams was appointed as a director of the Company. There are no family relationships between Ms. Koplow-McAdams and any director or executive officer of the Company, and no transactions involving Ms. Koplow-McAdams that would require disclosure under Item 404(a) of Regulation S-K, other than as described herein.

Ms. Koplow-McAdams will enter into an indemnification agreement for her service as a director of the Company, consistent with the form of indemnity agreement entered into by other directors of the Company, as previously disclosed by the Company.

A copy of the press release issued in connection with Ms. Koplow-McAdams’s appointment is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release entitled “Tableau Appoints Hilarie Koplow-McAdams to Board of Directors” dated December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tableau Software, Inc.

Dated: December 20, 2016

	By:	/s/ Keenan M. Conder
Keenan M. Conder
Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release entitled “Tableau Appoints Hilarie Koplow-McAdams to Board of Directors” dated December 20, 2016